UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2022

SCULPTOR CAPITAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	SCU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

On January 30, 2022, J. Morgan Rutman resigned from the Board of Directors stating that he was doing so due to a disagreement over Board governance, principally related to executive compensation, as detailed in his resignation letter that is attached as Exhibit 17.1. Mr. Rutman was a director appointed by the Company’s founding CEO pursuant to an agreement entered into at the time of his separation from the Company in early 2019. Mr. Rutman is employed as the President of the former CEO’s personal investment firm, a position he has held for over a decade.

In response to Mr. Rutman’s resignation letter, the four independent members of the Company’s Board of Directors state the following:

Mr. Rutman’s letter is filled with significant factual inaccuracies, material omissions and baseless assertions that present a misleading view of Board governance, including the careful and extensive process and analysis engaged in by the Compensation Committee as well as the conclusions of Semler Brossy, the Committee’s independent compensation consultant. Mr. Rutman selectively quotes from the Semler report to distort Semler’s positions, and notably he omits Semler’s conclusion: “On balance, we believe the Proposals are reasonable when viewed within the context of the: (i) extraordinary and unique nature of the Company’s ongoing transformation, and (ii) the Committee’s stated objectives for the compensation arrangements.” As to process, members of the Compensation Committee held dozens of meetings over a four-month period, including over 15 with Semler. At the conclusion of that months-long process, all of the independent directors, other than Mr. Rutman, believed that the compensation arrangements were in the best interests of the Company and its shareholders, and voted to approve.

The Company and the Board remain focused on delivering for shareholders and being outstanding stewards of our fund investors’ capital. We are extremely proud of the Company’s talented and dedicated management team, the many successes they have achieved for the Company, and the trajectory of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter of J. Morgan Rutman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCULPTOR CAPITAL MANAGEMENT, INC.
(Registrant)

By:	/s/ Dava Ritchea
Dava Ritchea
Chief Financial Officer and Executive Managing Director

Date: February 3, 2022